IN THE CIRCUIT COURT OF THE

FIFTEENTH JUDICIAL CIRCUIT IN AND

FOR PALM BEACH COUNTY, FLORIDA

CIVIL DIVISION

CASE NO. 50 2013CA002288XXXXMB

DIVISION: AN

FIFTH THIRD BANK, a national banking association, Plaintiff, v. BANYAN RAIL SERVICES, INC., a Delaware Corporation, as successor by merger with B.H.I.T., Inc., a Delaware Corporation, Defendants.	/

SETTLEMENT STIPULATION

Plaintiff, Fifth Third Bank, a national banking association (“FTB”), and defendant, Banyan Rail Services, Inc., a Delaware Corporation, as successor by merger with B.H.I.T., Inc., a Delaware Corporation (“Banyan”) (collectively, the “Parties”), hereby stipulate as follows:

1.     On or before September 26, 2013 (“Payment Deadline”), Banyan shall pay FTB the amount of $200,000 by wire transfer of immediately available funds, pursuant to the wire instructions contained in Exhibit 1 (“Settlement Funds”).

2.     If Banyan fails to timely pay the Settlement Funds, FTB shall be entitled to the immediate entry of a final judgment against Banyan in the form attached as Exhibit 2 (“Final Judgment”), which shall include (a) all amounts owed under the loan documents as set forth in the complaint and affidavit of indebtedness executed by Lucas Barnett and filed in this case, (b) all of FTB’s attorney’s fees and costs through the date of entry of the Final Judgment less amounts collected by FTB as a result of its secured claims against The Wood Energy Group, Inc. (“Wood”) in the matter identifiable as In re: The Wood Energy Group, Inc., United States Bankruptcy Court for the Southern District of Florida, Case No. 13-10688-PGH, and (c) all note rate interest and default interest owed on the loans at issue through the date of entry of the Final Judgment.

3.     If Banyan fails to timely pay the Settlement Funds and becomes a debtor in any voluntary or involuntary bankruptcy, assignment for benefit of creditors, or other insolvency proceeding, Banyan agrees and stipulates that FTB shall have an allowed claim against Banyan in the amount of the Final Judgment, plus attorney’s fees and interest.

4.     Notwithstanding paragraph 6 below, Banyan hereby reaffirms and agrees that all of its claims against Wood are, and shall remain, fully subordinated to all claims of FTB against Wood and that Banyan shall not be entitled to receive any payment or distribution on any such claims until FTB’s claims have been paid and satisfied in full, and further that any distributions from Wood which may be allocable or payable to Banyan shall be paid to FTB until such time. Moreover, if Banyan does receive any distributions or payment on account of any claim against Wood it shall be paid over and delivered to FTB.

5.     In consideration of the provisions hereof, upon execution of this Agreement, Banyan does hereby agree to unconditionally and irrevocably waive, remise, acquit, satisfy, release and forever discharge FTB and its respective attorneys, representatives, agents, shareholders, officers, directors, predecessors, successors, assigns, affiliates, subsidiaries, related entities, and employees (collectively, the “Released Parties”), of and from any and all claims, demands, dues, sums of money, actions, suits, obligations, controversies, debts, costs, expenses, accounts, damages, judgments, losses and liabilities, of whatever kind or nature, in law, equity or otherwise, whether known or unknown, absolute or contingent, liquidated or unliquidated, which Banyan had, may have had, now have or can, shall or may have against each of the Released Parties, from the beginning of the world until and including the time and date of this Agreement, including, but not limited to, all claims and damages, directly or indirectly, arising out of directly or in any way pertaining to (i) the above-captioned lawsuit and the subject matter thereof, and (ii) any other matter referred to above (collectively, the “Released Claims”); provided, however, that nothing herein shall be deemed to release any of the Released Parties from any of their respective obligations (or any claims arising by virtue of the Released Parties breach of any such obligations) under the terms of this Agreement.

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6.     Except as otherwise provided in Paragraph 4 above, in consideration of the provisions hereof, upon FTB’s receipt and clearance of the Settlement Funds, FTB does hereby agree to unconditionally and irrevocably waive, remise, acquit, satisfy, release and forever discharge Banyan and its respective attorneys, representatives, agents, shareholders, officers, directors, predecessors, successors, assigns, affiliates, subsidiaries, related entities, and employees, other than Wood (collectively, the “Banyan Released Parties”), of and from any and all claims, demands, dues, sums of money, actions, suits, obligations, controversies, debts, costs, expenses, accounts, damages, judgments, losses and liabilities, of whatever kind or nature, in law, equity or otherwise, whether known or unknown, absolute or contingent, liquidated or unliquidated, which FTB had, may have had, now have or can, shall or may have against each of the Banyan Released Parties, for, upon or by reason of any of the matters which arise out of, directly or indirectly, or are in any way connected with, the claims or disputes in the above-captioned lawsuit, from the beginning of the world until and including the time and date hereof (collectively, the “Released Claims”); provided, however, that nothing herein shall be deemed to release any of the Banyan Released Parties from any of its respective obligations (or any claims arising by virtue of the Banyan Released Parties’ breach of any such obligations) under the terms of this Agreement. This release shall not include nor pertain to the subordination provision contained in the guaranty executed by Banyan described in the Complaint filed by FTB in the above-captioned lawsuit.

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7.     Banyan, its representatives, attorneys, agents, shareholders, directors, officers, agents, employees, successors, assigns, affiliates, subsidiaries, related entities and any third party providing all or part of the Settlement Funds under this stipulation (collectively, the “Banyan Parties”), shall fully cooperate with FTB and its representatives, attorneys, agents, employees, directors, officers, subsidiaries, affiliates, successors and assigns (collectively, the “Fifth Third Parties”), to confirm that the Banyan Parties are not or shall not be: (i) a person with whom the Fifth Third Parties is restricted from doing business with under any Anti-Terrorism Law (as hereinafter defined) or Anti-Money Laundering statutes, (ii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law or any Anti-Money Laundering statutes, or (iii) otherwise in violation of any Anti-Terrorism Law or Anti-Money Laundering Statutes. For the purposes of this Agreement, “Anti-Terrorism Law” shall mean any laws relating to terrorism or money laundering, including Executive Order No. 13224, effective September 24, 2001, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, the laws comprising or implementing the Bank Secrecy Act, the Foreign Corrupt Practices Act, as jointly enforced by the United States Justice Department and the Securities and Exchange Commission, and the laws administered by the United States Treasury Department's Office of Foreign Assets Control (as any of the foregoing orders or laws may from time to time be amended, renewed, extended or replaced).

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8.     The Parties agree to the entry of an order approving this Settlement Stipulation in the form attached as Exhibit 3.

[Signatures on next page.]

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/s/ Charles I. Cohen	/s/ Alan M. Grunspan
Charles I. Cohen, Esq.	Alan M. Grunspan
Florida Bar No. 451150	Florida Bar No. 451150
Furr & Cohen, P.A.	Michael E. Strauch
Counsel for Defendant	Florida Bar No. 13988
One Boca Place	Carlton Fields, P.A.
2255 Glades Road, Suite 337W	Counsel for Plaintiff
Telephone: (561) 395-0500	100 S.E. Second Street, Suite 4200
Facsimile: (561) 338-7532	Miami, Florida 33131-2114
Email: ccohen@furrcohen.com	Telephone: (305) 530-0050
Facsimile: (305) 530-0055
Email: agrunspan@carltonfields.com
mstrauch@carltonfields.com

BANYAN RAIL SERVICES, INC. a Delaware Corporation, as successor by merger with B.H.I.T., Inc., a Delaware Corporation	FIFTH THIRD BANK, a national banking association

By:	/s/ Gary O. Marino	By:	/s/ Michael B. Barkey
As:	CEO	As:	Vice President
Date:	June 27, 2013	Date:	June 26, 2013

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